EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No.1 to this Registration Statement of Sempra Energy on Form S-3 of our reports dated February 25, 2003 and February 14, 2003, appearing and incorporated by reference in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

San Diego, California

March 18, 2003